UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 18, 2007

KIMBALL HILL, INC.

(Exact name of registrant as specified in its charter)

Illinois	333-133278	36-2177380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5999 New Wilke Road, Suite 504 Rolling Meadows, Illinois 60008
(Address of principal executive offices, including zip code)

(847) 364-7300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Kimball Hill, Inc. (the “Company”) has reached an agreement in principle with Wells Fargo Ventures, LLC (“WFV”), a wholly owned subsidiary of Wells Fargo Bank, N.A., regarding the formation of a joint venture that will operate as a full-service mortgage bank to the Company’s customers. Upon the execution of a definitive agreement, certain assets of the Company’s indirect subsidiary, KH Financial, L.P. (“KH Financial”), including floating pipeline loans and tangible and intangible assets, will be transferred to the new joint venture. The joint venture will be an operating subsidiary of Wells Fargo Bank, N.A., and will conduct business in California, Florida, Illinois, Nevada and Texas.

The parties have not yet entered into a definitive agreement relating to the joint venture, and there is no assurance that the parties will be able to finalize and agree upon the terms of such a definitive agreement. The parties presently expect to be able to complete the transaction before the end of the first quarter of fiscal 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL HILL, INC.

Date: October 18, 2007	/s/ EDWARD J. MADELL
	By:	Edward J. Madell
	Its:	Senior Vice President and Chief Financial Officer